UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2006

CryoCor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51410	33-0922667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9717 Pacific Heights Boulevard San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-2200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule

On August 3, 2006, CryoCor received a letter from Nasdaq regarding a brief period of non-compliance with Nasdaq’s requirement, as set forth in Marketplace Rule 4350 (d) (2), that all members of a newly public company’s audit committee be considered independent under applicable Nasdaq and Securities and Exchange Commission, or SEC, rules within one year of the company’s initial listing date on the Nasdaq Global Market. Dr. Arda Minocherhomjee, who may not be considered independent for audit committee purposes under applicable SEC rules, remained on CryoCor’s audit committee for the five-day period from July 14, 2006, the one-year anniversary of CryoCor’s initial listing date, to July 18, 2006. This non-compliance was cured on July 19, 2006, when J. Mark Hattendorf, CPA, who is considered independent for purposes of applicable Nasdaq and SEC rules, joined CryoCor’s Board of Directors, including its audit committee, replacing Dr. Arda Minocherhomjee as a member of the audit committee. Dr. Minocherhomjee remains on CryoCor’s Board of Directors. During the period from July 14, 2006 to July 18, 2006, there were no meetings of, nor were any actions taken by, the audit committee.

Nasdaq indicated in its letter that, upon disclosure via press release of receipt of the letter and filing of a related 8-K with the SEC, the matter would be closed. CryoCor reported it does not expect any financial penalties or further questions or issues associated with this matter.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated August 4, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoCor, Inc.

By:	/s/ Gregory J. Tibbitts
Gregory J. Tibbitts
Vice President, Finance and Chief Financial
Officer (Principal Financial and Accounting Officer)

Date: August 4, 2006

INDEX TO EXHIBITS

99.1	Press Release dated August 4, 2006